UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2019

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6615	95-2594729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(818) 781-4973

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2019, James F. Sistek, Senior Vice President, Business Operations and Systems, left Superior Industries International, Inc. (the “Company”) to pursue other interests. It is expected that Mr. Sistek and the Company will enter into a Separation Agreement (the “Separation Agreement”) in connection with Mr. Sistek’s departure from the Company. Pursuant to the Separation Agreement, Mr. Sistek will receive, subject to certain customary post-employment obligations, (i) severance payments in the amount of $210,000 representing six months’ base pay and (ii) additional severance payments of $35,000 per month for a period ending on the earlier of (a) the date that is six months following the end of the initial six month period or (b) the date he commences employment with a subsequent employer, in each case, less applicable withholdings (collectively, the “Separation Payment”). Mr. Sistek will retain the right to receive a payment under the Annual Incentive Performance Plan (“AIPP”) in respect of the Company’s 2018 fiscal year in accordance with the AIPP. The Separation Payment is in lieu of any other severance benefit or other right or remedy to which Mr. Sistek would otherwise be entitled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: February 1, 2019	By:	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer